Exhibit 10.3

Execution version

THIS SECURED REVOLVING PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS REVOLVING PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED.

SECURED REVOLVING PROMISSORY NOTE

September 1, 2016

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Jamex Marketing, LLC, a Louisiana limited liability company (the “Borrower”), hereby unconditionally promises to pay to Ferrellgas, L.P., a Delaware limited partnership (the “Noteholder”, and together with the Borrower, the “Parties”), the principal amount of $5,000,000 (as such amount is reduced from time to time pursuant to the terms hereof, the “Maximum Amount”) or, if less, the aggregate unpaid principal amount of all Loans (as defined below) made by the Noteholder to the Borrower from time to time pursuant to Section 2.2, all as provided in this Revolving Promissory Note (this “Note”).

1.                                      Definitions.  Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Acceptable Security Interest” means a security interest in the Collateral which (a) exists in favor of the secured party under the Security Agreement (as defined in the Bridger Note) for the benefit of the Noteholder, (b) is perfected (with the priority such security interest is expressed to have within the Security Agreement) on the Collateral (to the extent such security interest is required to be perfected under the terms of the Security Agreement and (c) is enforceable against the Borrower in accordance with the terms of the Security Agreement, except as such enforceability may be limited by applicable law and by general principles of equity and principles of good faith and fair dealing.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Availability Termination Date” has the meaning set forth in Section 2.1(b).

“Bankruptcy Law” means Title 11, United State Code or any similar federal or state law for the relief of debtors.

“Borrower” has the meaning set forth in the introductory paragraph.

“Borrowing Notice” has the meaning set forth in Section 2.2.

“Bridger” means Bridger Logistics, LLC, a Louisiana limited liability company.

“Bridger Note” means the promissory note dated as of the date of this Note and made by Borrower in the original principal amount of $49,500,000.00 in favor of Bridger and any refinancing thereof, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in Dallas, Texas

“Default” means any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means, at any time, the Applicable Rate (as defined in the Bridger Note) plus 2%.

“Dollar or $” means lawful money of the United States of America.

“Disbursement Date” has the meaning set forth in Section 2.2.

“Distribution Event” means any insolvency, bankruptcy, receivership, liquidation, reorganization or similar proceeding (whether voluntary or involuntary) relating to the Borrower or its property, or any proceeding for voluntary or involuntary liquidation, dissolution or other winding up of the Borrower, whether or not involving insolvency or bankruptcy.

“Eligible Draw Date” has the meaning set forth in Section 2.1(b).

“Event of Default” has the meaning specified in Section 13.

“GAAP means United States generally accepted accounting principles.

“Guarantors” means any entity party to the Guaranty, as a guarantor thereunder.

“Guaranty” means the Guaranty Agreement dated as of the date of this Note, executed and delivered by the members of the Jamex Group (other than the Company) party thereto from time to time, as guarantors, in favor of Holder, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Jamex Group” means Jamex Parent and all of its subsidiaries.

“Jamex Parent” means Jamex, LLC, a Delaware limited liability company.

”Loan Documents” means this Note, the Security Agreement, the Guaranty, and each other agreement, instrument, or document executed and delivered by the Borrower and/or any Guarantor at any time in connection with this Note and in accordance with the terms hereof.

“Loans” has the meaning set forth in Section 2.1.

“Material Adverse Effect” means a material adverse effect (a) on the financial condition, results of operations or business of the Borrower; (b) on the rights, benefits or remedies (taken as a whole) of Noteholder under the Loan Documents; or (c) on the Borrower’s ability to perform its obligations under this Note or any other Loan Document.

“Maturity Date” means the earlier of (a) September 1, 2021 and (b) the date of payment in full in immediately available funds of the all amounts due and owing by the Borrower to Bridger (together with its successors and assigns) under the Bridger Note.

“Maximum Amount” has the meaning set forth in the introductory paragraph.

“Maximum Lawful Rate” means the highest interest rate permitted under applicable law.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Security Agreement” means the Security Agreement dated as of the date of this Note by the Borrower and the Guarantors in favor of the Noteholder, as collateral agent for the benefit of itself and the holder, from time to time, of the Bridger Note, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Transfer” shall have the meaning assigned to such term in Section 15.2(b).

“UCC” means the Uniform Commercial Code as in effect in the state of Texas.

2.                                      Loan Disbursement Mechanics.

2.1                               Loans; Availability.

(a)                                 Subject to the terms and conditions set forth herein, the Noteholder agrees to make loans (each a “Loan” and collectively, the “Loans”) to the Borrower hereunder from time to time; provided that (i) no more than one Loan shall be outstanding at any time and (ii) the aggregate outstanding principal amount of the Loans shall not exceed the Maximum Amount.

(b)                                 Subject to the terms and conditions set forth herein, Loans hereunder shall be available once per calendar month on the 17th day of each such month, if such day is a Business Day, or the preceding Business Day, if such day is not a Business Day (each such monthly availability date, an “Eligible Draw Date”) until the Maturity Date (the date on which such availability period ends, as determined pursuant to this paragraph, or is terminated pursuant to Section 14, the “Availability Termination Date”), at which time no further Loans shall be available under this Note.

2.2                               Disbursement Mechanics.  As a condition to the disbursement of any Loan, the Borrower shall, at least one Business Day prior to the immediately succeeding Eligible Draw Date, deliver to the Noteholder a written notice (the “Borrowing Notice”) in the form of Exhibit A hereto specifying the Borrower’s wire information, the date of the proposed Loan (which shall be an Eligible Draw Date) and the amount of such proposed Loan.  No Loans shall be made by the Noteholder if (i) as of the Eligible Draw Date specified in such Borrowing Notice, any Loans made prior to such date are then outstanding or (ii) if after giving effect thereto the aggregate outstanding principal amount of the Loans would exceed the Maximum Amount.  Upon receipt of the Borrowing Notice, the Noteholder shall make available to the Borrower on the date specified in the applicable Borrowing Notice (each such date of any Loan made by the Noteholder hereunder, a “Disbursement Date”), the amount set out in such Borrowing Notice in immediately available funds.  Subject to the terms and conditions set forth herein, until the Availability Termination Date, the Borrower may borrow, prepay and reborrow the Loans.

3.                                      Conditions to Initial Advance.  The obligation of Noteholder to make its initial Loan hereunder is subject to the Noteholder having received the following, duly executed by each of the parties thereto, in form and substance reasonably satisfactory to the Noteholder:

3.1       this Note;

3.2       the Security Agreement together with the UCC (or similar) financing statement required by the Security Agreement or under law to be filed, registered or recorded in order to create an Acceptable Security Interest; and

3.3       the Guaranty.

4.                                      Conditions to each Advance.  The obligation of Noteholder to make any Loan (including the making of the initial Loan), shall be subject to the further conditions precedent that on the date of such making of a Loan:

4.1                               Representations and Warranties.  The representations and warranties of the Borrower contained in any Loan Document shall be true and correct in all material respects on and as of the date of such Loan; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

4.2                               Default.  As of the date of the making of such Loan, no Default or Event of Default shall exist or would result from the making of such Loan.

4.3                               Other Agreements.  The making of any requested Loan shall not, in the reasonable opinion of Noteholder, cause a default by Noteholder under any credit facility or indenture to which the Noteholder is a party.

4.4                               Notice of Borrowing.  Borrower shall deliver to Noteholder a Borrowing Notice, appropriately completed, and executed by a duly appointed or elected and authorized officer of the Borrower. Each delivery by the Borrower of a Borrowing Notice shall constitute a representation and warranty by the Borrower that the foregoing conditions in Sections 4.1 through 4.3 are satisfied, on and as of the date of such extension of credit by the Noteholder.

5.                                      Payment Dates; Optional Prepayments; Optional Termination and Reduction of the Maximum Amount; Mandatory Termination and Reduction of the Maximum Amount.

5.1                               Payment Dates.  The aggregate unpaid principal amount of the Loans shall be due and payable on the tenth Business Day immediately following the applicable Disbursement Date for such Loans and, otherwise, together with and all other amounts payable under this Note, on the Maturity Date.

5.2                               Optional Termination and Reduction of the Maximum Amount.  The Borrower may at any time upon at least one Business Days’ prior written notice to the Noteholder, permanently reduce the Maximum Amount, in whole or in part; provided that, after giving effect to such reduction, the aggregate amount of the outstanding Loans does not exceed the Maximum Amount.

5.3                               Optional Prepayment.  The Borrower may prepay the Loans in whole or in part at any time or from time to time without penalty or premium upon one Business Days’ prior written notice.  Any such prepayment made pursuant to this Section 5.3 shall not result in any reduction of the Maximum Amount.  Prepayments made under this Section 5.3 shall be made without premium or penalty.

6.                                      Interest.

If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at scheduled maturity, by prepayment, acceleration, demand or otherwise, such overdue amount shall bear interest payable upon demand at the Default Rate from the date of such non-payment until such amount is paid in full.

7.                                      Payment Mechanics.

7.1                               Manner of Payments.  All payments of principal of the Loans shall be in Dollars.  If any payment (whether of principal or otherwise) in respect of the Loans is due on a day which is not a Business Day, such payment shall be due and payable on the next succeeding Business Day.  All payments in respect of the Loans shall be made by wire transfer in immediately available funds in accordance with Noteholder’s instructions.

7.2                               Application of Payments.  All payments made in respect of the obligations hereunder and under the other Loan Documents shall be applied first to the payment of any interest, fees, expenses or charges outstanding hereunder and second to the payment of the outstanding principal amount of Loans under this Note.

7.3                               Records.  The Noteholder may, and is authorized to, record the date and amount of each Loan, any repayment of such Loan, any prepayment of such Loan and all interest accrued and paid under this Note.  Any recordings by the Noteholder shall be conclusive, absent manifest error.  Failure by the Noteholder to make recordings shall not impair any obligations hereunder.

7.4                               Rescission of Payments.  If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

8.                                      Security for Note.  This Note is secured by the Security Agreement.

9.                                      Representations and Warranties by Borrower.

9.1                               Existence; Power and Authority; Enforceability.  The Borrower (a) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and (b) has all requisite power and authority to execute, deliver and perform its obligations under this Note and the other Loan Documents.  The execution, delivery and performance by the Borrower of this Note have been duly authorized by all necessary limited liability company action.  This Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

9.2                               Compliance with Laws.  The Borrower is in compliance with all applicable laws except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

9.3                               No Approvals.  All material consents, approvals, authorizations and orders necessary for the execution, delivery, and performance by the Borrower of this Note and the Security Agreement have been obtained other than filings necessary to perfect the Liens on the Collateral.

9.4                               No Violations. The execution and delivery of this Note and the other Loan Documents and the consummation by the Borrower of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of the Borrower’s organizational documents; (b) violate any law applicable to the Borrower or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Borrower may be bound.

9.5                               No Default.  No Default or Event of Default has occurred and is continuing.

10.                               Representations and Warranties by Noteholder.  As of the date hereof, the making of a Loan by Noteholder would not cause a default by Noteholder under any credit facility or indenture to which the Noteholder is a party.

11.                               Affirmative Covenants by Borrower.  Until the date upon which all principal, interest and other obligations arising hereunder (other than contingent obligations for which no claim has been made) shall have been paid in full and the Maximum Amount reduced to zero, the Borrower shall:

11.1                        Maintenance of Existence.  (a) Preserve, renew and maintain in full force and effect its limited liability company existence and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

11.2                        Notice of Events of Default.  As promptly as possible (and in any event within five Business Days) after Borrower has actual knowledge that a Default or an Event of Default has occurred and is continuing, notify the Noteholder in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

11.3                        Further Assurances.  Subject to the limitations in the Security Agreement, upon the reasonable request of Noteholder, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note and the other Loan Documents.

11.4                        Reporting.  Deliver to Noteholder the audited year-end financial statements and unaudited semi-annual financial statements, in each case, prepared on a GAAP basis (including respective balance sheets, statements of income and cash flows and applicable footnotes), to be delivered as soon as practicable after such financial statements are prepared (which in any case shall be no longer than ninety (90) days after the end of such semi-annual period or one hundred fifty (150) days after the end of such annual period).

11.5                        Other Creditors.  The Borrower shall provide to the Noteholder promptly after the giving or receipt thereof, copies of any material default notices given or received by the Borrower pursuant to the terms of any indenture, loan agreement, credit agreement, or similar agreement evidencing debt for borrowed money in an amount in excess of $500,000.

12.                               Affirmative Covenant by Noteholder.  Until the date upon which all principal, interest and other obligations arising hereunder (other than contingent obligations for which no claim has been made) shall have been paid in full and the Maximum Amount reduced to zero, the Noteholder shall use reasonable efforts to not agree to any amendment, restatement, amendment and restatement, supplement or modification to any credit facility or indenture to which the Noteholder is a party if such amendment would cause a default by Noteholder under any such credit facility or indenture as a result of the making of any requested Loan hereunder. If Noteholder does enter into such amendment, it shall provide commercially reasonable notice to Borrower of such amendment.

13.                               Events of Default.  The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

13.1                        the Borrower defaults in the payment of any principal or interest on the Note when the same becomes due and payable;

13.2                        at any time after the execution and delivery thereof, (i) any Guaranty, as it relates to any material Guarantor, for any reason, other than the occurrence of the Release Date, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate in writing its obligations thereunder (other than as a result of the discharge of such Guarantor in accordance with the terms thereof) or (ii) this Note ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the occurrence of the Release Date or any other termination of the. Security Agreement in accordance with the terms thereof) or shall be declared null and void;

13.3                        the Borrower fails to perform or observe any other obligation, covenant, term or provision contained in this Note (other than to the extent covered by Section 13.1 or 13.2), which such failure has not been remedied or waived within 30 days after receipt by the Borrower of written notice thereof from the Noteholder;

13.4                        any representation or warranty made or deemed to be made by Borrower in this Note or in any other Loan Document or in any certificate delivered in connection with this Note or any other Loan Document is incorrect, false or otherwise misleading in any material respect at the time it was made or deemed made;

13.5                        (a) Borrower shall fail to pay any amount owed to the Noteholder or the principal of or premium or interest on the Bridger Note or any other debt for borrowed money (other than in respect of the Loans hereunder) when the same becomes due and payable (whether at scheduled maturity, by prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such debt or (b) any other event shall occur or condition shall exist under the Bridger Note or any agreement or instrument relating to debt for borrowed money which is outstanding in a principal amount of at least $1,000,000 individually (other than in respect of the Loans hereunder) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure, event or condition specified in this clause (b) is to accelerate, or to permit the acceleration of, the maturity of such debt prior to the stated maturity thereof; or

13.6                        the Borrower (a) commences a voluntary case concerning itself under any Bankruptcy Law now or hereafter in effect, or any successor thereof; (b) is the object of an involuntary case under any Bankruptcy Law and such case remains undismissed, undischarged or unbonded for a period of 60 days; or (c) commences any Distribution Event or is the object of an involuntary Distribution Event and such involuntary Distribution Event remains undismissed, undischarged or unbonded for a period of 60 days.

14.                               Demand for Payment; Remedies.

14.1                        If an Event of Default (other than an Event of Default under Section 13.6) shall occur and be continuing, Noteholder may declare by notice in writing given to the Borrower, the entire unpaid principal amount of the Loans to be immediately due and payable, in which case the Loans shall become immediately due and payable and the Maximum Amount shall be reduced to $0.00, without presentment, demand, default, notice of intent to accelerate and notice of such acceleration, protest or notice of any kind, all of which are hereby expressly waived, anything herein or elsewhere to the contrary notwithstanding.

14.2                        If an Event of Default under Section 13.6 shall occur, the entire unpaid principal amount of the Loans shall automatically become immediately due and payable and the Maximum Amount shall be reduced to $0.00, without presentment, demand, default, notice of intent to accelerate and notice of such acceleration, protest or notice of any kind, all of which are hereby expressly waived, anything herein or elsewhere to the contrary notwithstanding.

14.3                        If any Event of Default shall occur and be continuing, the Noteholder may exercise or cause the Secured Party to exercise any rights and remedies under the Security Agreement without notice of any kind other than notices required under the Security Agreement and the Noteholder may exercise any rights under the Guaranty.

15.                               Miscellaneous.

15.1                        Amendment.                              This Note may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof and thereof may be waived, only by a written instrument executed by the Noteholder and the Borrower.

15.2                        Successors and Assigns.

(a)                                 The rights and obligations of the Borrower and Noteholder under this Note shall be binding upon, and inure to the benefit of, and be enforceable by, the Borrower and the Noteholder, and their respective permitted successors and assigns.  The Noteholder may not assign this Note and/or any or all of its rights hereunder.

(b)                                 The Borrower may not sell, assign (by operation of law or otherwise), transfer, pledge, grant a security interest in or delegate (collectively “Transfer”) any of its rights or obligations under this Note unless the Noteholder has granted its prior written consent and any such purported Transfer by the Borrower without obtaining such prior written consent shall be null and void ab initio.

15.3                        Defenses.  Except as expressly set forth herein, the obligations of the Borrower under this Note are absolute and unconditional and shall not be subject to reduction, limitation, impairment, termination, defense (other than defense of payment), set-off, counterclaim or recoupment for any reason.

15.4                        Replacement of Note.  Upon receipt by the Borrower of evidence, satisfactory to it, of the loss, theft, destruction, or mutilation of this Note and (in the cases of loss, theft or destruction) of any indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Borrower will deliver a new Note of like tenor in lieu of this Note.  Any Note delivered in accordance with the provisions of this Section 15.4 shall be dated as of the date of this Note.

15.5                        Attorneys’ and Collection Fees.  Each party will bear its own fees and expenses incurred in connection with the preparation, execution and performance of this Note and the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.  Notwithstanding the foregoing, in the event this Note shall not be paid when due and payable (whether upon demand, by acceleration or otherwise), the Borrower shall be liable for and shall pay to the Noteholder all collection costs and expenses incurred by the Noteholder, including reasonable attorneys’ fees.

15.6                        Governing Law.  THIS NOTE AND THE VALIDITY AND ENFORCEABILITY HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

15.7                        SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS SITTING IN HOUSTON, HARRIS COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY OTHER PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

15.8                        WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 15.7.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

15.9                        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15.10                 WAIVERS.  EXCEPT AS MAY BE OTHERWISE PROVIDED HEREIN, THE MAKERS AND SIGNERS OF THIS NOTE SEVERALLY WAIVE DEMAND, PRESENTMENT, NOTICE OF DISHONOR, NOTICE OF INTENT TO DEMAND OR ACCELERATE PAYMENT HEREOF, NOTICE OF ACCELERATION, DILIGENCE IN COLLECTING, GRACE, NOTICE, AND PROTEST, AND AGREE TO ONE OR MORE EXTENSIONS FOR ANY PERIOD OR PERIODS OF TIME AND PARTIAL PAYMENTS, BEFORE OR AFTER MATURITY, WITHOUT PREJUDICE TO ANY PARTY.

15.11                 No Waiver by Noteholder.  No failure or delay on the part of the Noteholder in exercising any right, power or privilege hereunder and no course of dealing between the Borrower and the Noteholder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15.12                 Notices.  All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified on the signature pages below or to such other address as such party may from time to time specify in writing to the other party in compliance with this provision.  Notices if (a) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (b) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next Business Day); and (c) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

15.13                 Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of this

Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15.14                 Construction.  This Note has been freely and fairly negotiated among the Parties.  If an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Note.  Unless the context requires otherwise, any agreements, documents, instruments or laws defined or referred to in this Note will be deemed to mean or refer to such agreements, documents, instruments or laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of laws, by succession of comparable successor statutes.  All references in this Note to any particular law will be deemed to refer also to any rules and regulations promulgated under that law.  The words “include, “includes” and “including will be deemed to be followed by “without limitation.”  The word “or” is used in the inclusive sense of “and/or” unless the context requires otherwise.  References to a Person are also to its permitted successors and assigns.  Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context requires otherwise.  When a reference in this Note is made to an Article, Section, Exhibit, Annex or Schedule, such reference is to an Article or Section of, or Exhibit, Annex or Schedule to, this Note unless otherwise indicated.  The words “this Note,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Note as a whole and not to any particular subdivision unless expressly so limited.

15.15                 Usury.  Notwithstanding the foregoing, or any other term in this Note to the contrary, it is the intention of the Noteholder and the Borrower to conform strictly to any applicable usury laws.  Accordingly, if the amount of any interest (including fees, charges, or expenses or any other amounts which, under applicable law, are deemed interest) contracted for, charged, or received in connection with this Note would exceed the Maximum Lawful Rate, then, ipso facto, the amount of such interest payable shall be automatically reduced to such Maximum Lawful Rate, and if, from any such circumstance, the Borrower or the Noteholder shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Maximum Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing and not to the payment of interest, or if such excessive interest exceeds the principal amount owing, such excess shall be refunded.  In making such determination, all interest shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Maximum Lawful Rate.

15.16                 Termination.  This Note shall remain in effect from the date of execution hereof through and including the date upon which all principal and other obligations arising hereunder (other than contingent obligations for which no claim has been made) shall have been paid in full in immediately available funds.  At such time as the obligations (other than contingent obligations for which no claim has been made) hereunder shall have been paid in full in immediately available funds, this Note shall terminate, all without delivery of any instrument or performance of any act by any party.

THIS WRITTEN NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR

SUBSEQUENT WRITTEN OR ORAL AGREEMENTS OF THE PARTIES.  IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS AGREEMENT AND THOSE OF ANY OTHER LOAN DOCUMENT, THE PROVISIONS OF THIS AGREEMENT SHALL CONTROL.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first written above.

JAMEX MARKETING, LLC

By:	/s/ James Ballengee
James Ballengee
Manager

Address:

3838 Oak Lawn Avenue
Suite 1150
Dallas, Texas 75219
Attn: General Counsel
Email: legal@jamexmarketing.com

[Signature Page to Revolving Promissory Note]

Noteholder hereby accepts and agrees to this Note this 1st day of September, 2016.

FERRELLGAS, L.P.

By:	Ferrellgas, Inc., its general partner

By:	/s/ Alan C. Heitmann
Alan C. Heitmann
Executive Vice President and
Chief Financial Officer

Address:
7500 College Boulevard
Suite 1000
Overland Park, Kansas 66210
Attn:	Chief Financial Officer, Alan C. Heitmann
General Counsel, Trent Hampton
Facsimile: (816) 792-7449

[Signature Page to Revolving Promissory Note]

EXHIBIT A

Form of Borrowing Notice

,

[NOTEHOLDER]

[ADDRESS]

Re:                             Jamex Marketing, LLC (the “Borrower”)

Reference is made to the Secured Revolving Promissory Note, dated as of September 1, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note”), between the Borrower and Ferrellgas, L.P. (the “Noteholder”).  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Note.

The Borrower hereby gives you notice, irrevocably, pursuant to the terms of the Note that the undersigned hereby requests a borrowing of Loans under the Note and, in connection therewith, sets forth below the information relating to such borrowing (the “Proposed Borrowing”) as required by the Note:

A.                                    The date of the Proposed Borrowing is            ,     .(1)

B.                                    The aggregate amount of the Loan borrowing is $       .

C.                                    The Noteholder shall make the Loan by way of wire transfer in immediately available funds to:

Bank Name:

City & State:

ABA Routing No.:

Account No.:

Re:

JAMEX MARKETING, LLC

By:
Name:
Title:

(1)  The date of the Proposed Borrowing shall be an Eligible Draw Date.